Exhibit 99.1

Gemphire Therapeutics Announces Expected Closing Date of Merger with NeuroBo Pharmaceuticals

Ann Arbor, Mich., December 30 2019 — The pending merger between Gemphire Therapeutics Inc. (NASDAQ:GEMP) and NeuroBo Pharmaceuticals, Inc. is currently expected to close after market hours today, Monday, December 30, 2019, subject to satisfaction or waiver of all closing conditions.

As previously announced, Gemphire’s stockholders voted to approve the proposals required to complete the merger transaction. In connection with these approvals, the Board of Directors of Gemphire has approved a reverse stock split of Gemphire’s common stock at a ratio of one new share for every 25 shares outstanding, which is expected to become effective immediately prior to the consummation of the merger.

Immediately following the closing, the combined company will be renamed “NeuroBo Pharmaceuticals, Inc.”, and is expected to begin trading on The Nasdaq Capital Market on a post-reverse stock split basis under the new ticker symbol “NRBO” on Tuesday, December 31, 2019.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning the structure, timing and completion of the reverse stock split, proposed merger with NeuroBo, and listing on The Nasdaq Capital Market. The parties may not actually achieve the proposed merger or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Gemphire and NeuroBo’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the ability to consummate the proposed merger. Risks and uncertainties facing Gemphire and NeuroBo are described more fully in Gemphire’s periodic reports and the Form S-4 registration statement filed with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Gemphire undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Gemphire Contact:

Ashley Robinson

LifeSci Advisors LLC

(617) 535-7742

NeuroBo Contact:

Nicole Franklin

Racepoint Global

(617) 624-3264

nfranklin@racepointglobal.com